FOR IMMEDIATE RELEASE	Exhibit 99.1

Qualcomm Contacts:

Tina Asmar, Corporate Communications

Phone: 1-858-845-5959

Email: corpcomm@qualcomm.com

Warren Kneeshaw, Investor Relations

Phone: 1-858-658-4813

Email: ir@qualcomm.com

Atheros Contacts:

Molly Mulloy, Atheros Communications

Phone: 1-408-896-0144

Email: molly.mulloy@atheros.com

David Allen, Investor Relations

Phone: 1-408-830-5762

Email: david.allen@atheros.com

Qualcomm to Acquire Atheros, Leader in Connectivity & Networking Solutions

— Accelerates Expansion of Company’s Semiconductor Business into Adjacent Markets —

SAN DIEGO AND SAN JOSE — January 5, 2011 — Qualcomm Incorporated (NASDAQ: QCOM) and Atheros Communications, Inc. (NASDAQ: ATHR), today announced that they have entered into a definitive agreement whereby Qualcomm intends to acquire Atheros, a leader in innovative technologies for wireless and wired local area connectivity in the computing, networking and consumer electronics industries. The acquisition is intended to help accelerate the expansion of Qualcomm’s technologies and platforms to new businesses beyond cellular and provide access to significant new growth opportunities.

Qualcomm has entered into a definitive agreement to purchase Atheros for $45 per share in cash, representing an enterprise value of $3.1 billion. The transaction has been approved by the Qualcomm and Atheros boards of directors and is subject to customary closing conditions, including the receipt of domestic and foreign regulatory approvals and the approval of Atheros’ stockholders. The transaction is expected to close in the first half of 2011. Excluding amortization of acquired intangibles, Qualcomm expects the acquisition to be modestly accretive to earnings per share in fiscal year 2012, the first full year of combined operations. Qualcomm intends to finalize its estimates of the transaction’s financial impact, as well as the accounting for the transaction, upon deal close.

“It is Qualcomm’s strategy to continually integrate additional technologies into mobile devices to make them the primary way that people communicate, compute and access content. This acquisition is a natural extension of that strategy into other types of devices,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm. “The combination of Qualcomm and Atheros is intended to accelerate this opportunity by utilizing best-in-class products for communications, computing and consumer electronics to broaden existing customer relationships and expand access to new partners and distribution channels.”

Atheros’ current president and CEO, Dr. Craig H. Barratt, is expected to join Qualcomm as president of Qualcomm Networking & Connectivity.

“Qualcomm and Atheros have a long history of collaboration and share a culture of technical innovation and execution excellence,” Barratt said. “The Atheros team will build upon Qualcomm’s strengths and leadership to bolster our customers’ ability to deliver innovative and differentiated products in the increasingly connected world.”

“With this acquisition and our complementary products, Qualcomm will be in a strong position to take our successful mobile strategy of bringing the best technologies together into a systems solution and apply this to new opportunities,” said Steve Mollenkopf, EVP and group president of Qualcomm. “We see this strategy as central to helping our customers capitalize on the ubiquitous connectivity and seamless experiences that are developing across mobile phones, computing and consumer electronics.”

Editor’s Note: There will be a conference call on January 5, 2011 beginning at 5:30 a.m. PT on Qualcomm’s Investor Relations website at: http://investor.qualcomm.com/events.cfm. A taped audio replay will be available via telephone on January 5, 2011 PT through February 5, 2011 at 9:00 p.m. PT. To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 35060578. An audio replay of the conference call will be available on Qualcomm’s Investor Relations website at http://investor.qualcomm.com/events.cfm following the live call. To view the web slides that accompany this release and conference call, please go to the Qualcomm Investor Relations website at: http://investor.qualcomm.com/events.cfm

About Atheros

Atheros Communications delivers innovative technologies for wireless and wired communications. Its mission is to invent technologies that connect and empower people in ways that are elegant and accessible to all. Building upon its broad expertise in RF and mixed signal semiconductor design, Atheros’ portfolio includes a wide variety of connectivity solutions that are used by many of the world’s leading networking equipment, computing and consumer device manufacturers. Headquartered in San Jose, California, Atheros has a significant and growing presence in Asia and Europe to serve its global customer base. For more information, visit www.atheros.com.

About Qualcomm

Qualcomm Incorporated (NASDAQ: QCOM) is the world leader in next-generation mobile technologies. For 25 years, Qualcomm ideas and inventions have driven the evolution of wireless communications, connecting people more closely to information, entertainment and each other. Today, Qualcomm technologies are powering the convergence of mobile communications and consumer electronics, making wireless devices and services more personal, affordable and accessible to people everywhere. For more information, visit Qualcomm around the Web:

www.qualcomm.com

Corporate Blog: www.qualcomm.com/blog

Twitter: www.twitter.com/qualcomm

Facebook: www.facebook.com/qualcomm

This news release contains forward-looking statements that are subject to risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Qualcomm or Atheros could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the parties’ ability to complete the transaction considering the various closing conditions, including any conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits of the transaction may not materialize as expected; that the transaction may not be timely completed, if at all; that Qualcomm will not be able to successfully integrate the products and employees of Qualcomm and Atheros or ensure the continued performance or market growth of Atheros’ products; as well as the other risks detailed from time to time in Qualcomm’s and Atheros’ SEC reports, including Qualcomm’s report on Form 10-K for the year ended September 26, 2010 and Atheros’ report on Form 10-K for the year ended December 31, 2009. Neither Qualcomm nor Atheros undertakes any obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

In connection with the proposed transaction, Atheros intends to file a definitive proxy statement and other relevant materials with the SEC. Before making any voting decision with respect to the proposed transaction, stockholders of Atheros are urged to read the proxy statement and other relevant materials because these materials will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents filed by Atheros with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from Atheros at www.Atheros.com or by contacting Atheros Investor Relations at: David.Allen@Atheros.com and 408.830.5762.

Atheros and Qualcomm and each of their executive officers and directors may be deemed to be participants in the solicitation of proxies from Atheros’ stockholders in favor of the proposed transaction. A list of the names of Atheros’ executive officers and directors and a description of their respective interests in Atheros are set forth in the proxy statement for Atheros’ 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2010, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended. Certain executive officers and directors of Atheros have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the definitive proxy statement.

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